Exhibit 99.2

Esperion Announces Pricing of Offering of $250.0 Million of Convertible Senior Subordinated Notes

ANN ARBOR, Mich., November 12, 2020 (GLOBE NEWSWIRE) -- Esperion (NASDAQ: ESPR) today announced the pricing of $250.0 million aggregate principal amount of 4.00% Convertible Senior Subordinated Notes due 2025 (the “notes”) in a private offering (the “offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The size of the offering was increased from the previously announced $200.0 million aggregate principal amount of notes. In connection with the offering, Esperion also granted the initial purchasers of the notes an option to purchase, within a 13-day period beginning on, and including, the date on which the notes are first issued, up to an additional $30.0 million aggregate principal amount of the notes. The sale of the notes is expected to settle on November 16, 2020, subject to customary closing conditions.

The notes will be senior unsecured obligations of Esperion that are subordinated in right of payment to indebtedness, obligations and other liabilities under Esperion’s revenue interest purchase agreement, the revenue interests issued pursuant to such agreement, and any refinancing of the foregoing. The notes will bear interest at a rate of 4.00% per year, payable semi-annually in arrears on May 15 and November 15 of each year, beginning on May 15, 2021. The notes will mature on November 15, 2025, unless earlier converted, redeemed or repurchased. Esperion may not redeem the notes prior to November 20, 2023. Esperion may redeem for cash all or any portion of the notes, at its option, on or after November 20, 2023, if the last reported sale price of Esperion’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the last trading day immediately preceding the date on which Esperion provides notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which Esperion provides notice of redemption, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

The notes will be convertible at an initial conversion rate of 30.2151 shares of Esperion’s common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $33.10 per share, which represents a conversion premium of approximately 20.0% to the last reported sale price of Esperion’s common stock on The Nasdaq Global Market of $27.58 per share on November 11, 2020

Prior to the close of business on the business day immediately preceding August 15, 2025, the notes will be convertible at the option of the noteholders only upon the satisfaction of specified conditions and during certain periods. On or after August 15, 2025 until the close of business on the second scheduled trading day immediately preceding the maturity date, the notes will be convertible at the option of the noteholders at any time regardless of these conditions. The notes will be convertible under certain circumstances into cash, shares of Esperion’s common stock, or a combination thereof, at Esperion’s election.

In connection with the pricing of the notes, Esperion entered into privately negotiated capped call transactions with one of the initial purchasers of the notes or its affiliate and certain other financial institutions (the “option counterparties”). The capped call transactions are expected generally to reduce potential dilution to Esperion’s common stock upon conversion of any notes and/or offset any potential cash payments Esperion is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the capped call transactions will initially be $55.1600 per share, which represents a premium of 100.0% over the last reported sale price of Esperion’s common stock on November 11, 2020, and is subject to certain adjustments under the terms of the capped call transactions. If the initial purchasers of the notes exercise their option to purchase additional notes, Esperion expects to enter into additional capped call transactions with the option counterparties.

In connection with establishing their initial hedges of the capped call transactions, Esperion expects that the option counterparties or their respective affiliates will purchase shares of Esperion’s common stock and/or enter into various derivative transactions with respect to Esperion’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Esperion’s common stock or the notes at that time.

In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Esperion’s common stock and/or purchasing or selling Esperion’s common stock or other securities of Esperion in secondary market transactions from time to time prior to the maturity of the notes (and are likely to do so on each exercise date for the capped call transactions, which are expected to occur on each trading day during the 40 trading day period beginning on the 41st scheduled trading day prior to the maturity date of the notes, or following any termination of any portion of the capped call transactions in connection with any repurchase, redemption or early conversion of the notes). This activity could also cause a decrease or avoid an increase in the market price of Esperion’s common stock or the notes, which could affect the ability of noteholders to convert the notes and, to the extent the activity occurs following conversion or during any observation period related to a conversion of notes, it could affect the amount and value of the consideration that noteholders will receive upon conversion of such notes.

In connection with the pricing of the notes, Esperion also entered into a prepaid forward stock purchase transaction (the “prepaid forward”) with one of the initial purchasers of the notes or its affiliate (the “forward counterparty”), pursuant to which Esperion will purchase $55.0 million of its common stock (based on the last reported sale price of Esperion’s common stock on the pricing date), for settlement on the date that is the maturity date of the notes, subject to any early settlement, in whole or in part, of the prepaid forward. The prepaid forward is intended to facilitate privately negotiated transactions by which investors in the notes will be able to hedge their investment.

In connection with establishing its initial hedge of the prepaid forward, Esperion expects that the forward counterparty or its affiliate will enter into one or more derivative transactions with respect to Esperion’s common stock with purchasers of the notes concurrently with or after the pricing of the notes. The prepaid forward is intended to allow investors to establish short positions that generally correspond to (but may be greater than) commercially reasonable initial hedges of their investment in the notes. In the event of such greater initial hedges, investors may offset such greater portion by purchasing Esperion’s common stock on the day of pricing of the notes. Facilitating investors’ hedge positions by entering into the prepaid forward, particularly if investors purchase Esperion’s common stock on the pricing date, could increase (or reduce the size of any decrease in) the market price of Esperion’s common stock and effectively raise the initial conversion price of the notes.

In addition, the forward counterparty or its affiliate may modify its hedge position by entering into or unwinding one or more derivative transactions with respect to Esperion’s common stock and/or purchasing or selling the common stock or other securities of Esperion in secondary market transactions at any time following the pricing of the notes and prior to the maturity of the notes. These activities could also cause or avoid an increase or a decrease in the market price of Esperion’s common stock or the notes.

Esperion estimates that the net proceeds from the offering will be approximately $241.8 million (or approximately $270.9 million if the initial purchasers exercise their option to purchase additional notes in full), after deducting the initial purchasers’ discount and estimated offering expenses payable by Esperion. Esperion intends to use approximately $41.1 million of the net proceeds from the offering to pay the cost of the capped call transactions, $55.0 million to finance the prepaid forward and the remainder of the net proceeds from the offering for general corporate purposes, including potential in-licensing opportunities. If the option granted to the initial purchasers to purchase additional notes is exercised, Esperion expects to use a portion of the net proceeds from the sale of additional notes to enter into additional capped call transactions. Esperion expects to use the remaining net proceeds for general corporate purposes as described above.

The notes were and will only be offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act. Neither the notes nor the shares of Esperion’s common stock potentially issuable upon conversion of the notes, if any, have been, or will be, registered under the Securities Act or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from such registration requirements.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Esperion Therapeutics

Through scientific and clinical excellence, and a deep understanding of cholesterol biology, the experienced Lipid Management Team at Esperion is committed to developing new LDL-C lowering medicines that will make a substantial impact on reducing global cardiovascular disease, the leading cause of death around the world.

Forward-Looking Statements

This press release contains “forward-looking” statements that are made pursuant to the safe harbor provisions of the federal securities laws, including statements regarding whether Esperion will issue the notes, the timing and closing of the offering, the anticipated use of the net proceeds from the offering, Esperion’s expectations regarding the effect of the capped call transactions and prepaid forward and regarding actions of the option counterparties, the forward counterparty and/or their respective affiliates. Any express or implied statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, including, without limitation, the risk that Esperion will not be able to consummate the offering because of market conditions or otherwise, the risk that the actual use of net proceeds from the offering, if consummated, will differ from the intended use of net proceeds because of market conditions or otherwise and risks detailed in Esperion’s filings with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and Esperion disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release, other than to the extent required by law.

Contact:
Kaitlyn Brosco
Esperion
investorrelations@esperion.com